THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                            -------------------------


                       SECURED CONVERTIBLE PROMISSORY NOTE

                                       OF

                             EBIZ ENTERPRISES, INC.

$1,000,000                                                      January 29, 2001

         Ebiz Enterprises, Inc., a Nevada corporation (the "Company"), for value received, hereby promises to pay to The Canopy Group, Inc., a Utah corporation (the "Noteholder"), at 333 South 520 West, Suite 300, Lindon, Utah 84042, or its assigns, the sum of One Million Dollars ($1,000,000), or such other or greater amount as may be outstanding, plus interest accrued on unpaid principal, compounded annually, at a rate of ten percent (10%) per annum, calculated from the date of this secured convertible promissory note (this "Note") until the principal amount hereof and all interest accrued thereon is paid (or converted, as provided in Section 2 hereof). The Company shall, on the first day of each quarter beginning on April 29, 2001, pay to Noteholder all outstanding accrued interest under this Note. The principal amount of this Note, and any remaining interest accrued thereon, shall be payable at the principal offices of the Noteholder or by mail to the registered address of the holder of this Note on the earliest to occur of (i) October 29, 2001, (ii) a default under this Note in accordance with Paragraph 8 below, (iii) a default as that term defined in the Security Agreement (the "Security Agreement") or Loan Agreement (the "Loan Agreement"), both executed herewith (collectively, together with this Agreement, the "Loan Documents"), or (iv) the date ten (10) days after the date of any breach by the Company of any agreement with the Noteholder and/or any affiliate of the Noteholder, unless this Note shall have been previously converted pursuant to Section 2 hereof or as provided otherwise in this Note.

         The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

         1. Definitions. The following definitions shall apply for all purposes of this Note:

                  1.1 "Company" shall mean the Company as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

                  1.2 "Change of Control Transaction" shall mean a merger, acquisition, or other business combination in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions.

                  1.3 "Conversion Date" shall mean the date on which, pursuant to Sections 2 and 3 hereof, the Noteholder exercises its right to convert this
Note into the Conversion Stock at the Note Conversion Price.

                  1.4 "Conversion Stock" shall mean the shares of Common Stock, no par value, of the Company. The number and character of shares of Conversion Stock are subject to adjustment as provided herein and the term "Conversion Stock" shall include shares and other securities and property at any time receivable or issuable upon conversion of this Note in accordance with its terms.

                  1.5 "Note Conversion Price" shall be a price per share equal to the lesser of (i) fifty percent (50%) of the average closing price of Borrower's Common Stock for the five day period ending on the trading day prior to such conversion, or (ii) 200% of the closing price of Borrower's Common Stock on the date hereof.

                  1.6 "Noteholder," "holder," or similar terms, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

         2.       Conversion.

                  2.1 (a) Conversion of Note. At any time after an Event of Default under Section 8 of this Agreement or an Event of Default under the Security Agreement or the Loan Agreement and prior to payment in full of the entire outstanding principal balance of this Note, plus accrued interest hereunder, Noteholder shall have the right, at the holder's option, to convert the principal and accrued interest on this Note, in whole or in part, into Conversion Stock at the Note Conversion Price. Conversion under this Section 2 shall occur only upon surrender of this Note for conversion at the principal offices of the Company.

                      (b) Prepayment of Note. This Note may be prepaid in part or in full at any time without penalty.

                  2.2 Certain Transactions. The Company shall give written notice to the Noteholder of any Change of Control Transaction at least ten (10) business days prior to the date on which such Change of Control Transaction shall take place. Prior to the closing of such Change of Control Transaction, the Company shall, at Noteholder's election, either (i) repay all unpaid principal and interest under this Note or (ii) convert this Note into Conversion Stock at the Note Conversion Price.

         3. Issuance of Conversion Stock. As soon as practicable after conversion of this Note, the Company, at its expense, will (i) cause to be issued in the name of and delivered to the holder of this Note, a certificate or certificates for the number of shares of Conversion Stock to which the holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company), together with any other securities and property to which the holder is entitled upon such conversion under the terms of this Note; (ii) execute and deliver to Noteholder a Stock Purchase Agreement in substantially the forms previously provided to the Company by the Noteholder. Such conversion shall be deemed to have been made (A) under Section 2 above and (B) immediately prior to the close of business on the date that the Note shall have been surrendered for conversion; and (iii) file a Form S-3 Registration Statement (or other registration statement as applicable) to register such shares and shall use best efforts to make the Registration Statement become effective. No fractional shares will be issued upon conversion of this Note. If upon any conversion of this Note a fraction of a share would otherwise result, then, in lieu of such fractional share, the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Note Conversion Price.

         4. Adjustment of Number of Shares. The number and character of shares of Conversion Stock issuable upon conversion of this Note (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note) are subject to adjustment upon the occurrence of any of the following events:

                  4.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. In the event that the Company shall fix a record date for the determination of holders of securities affected by any stock split, stock dividend, reclassification, recapitalization or other similar event that will, in the future, affect the number of outstanding shares of the Company's capital stock, then, and in each such case, the Noteholder, upon conversion of this Note at any time after the Company shall fix the record date for such event, shall receive, in addition to the shares of Conversion Stock issuable upon conversion on the Conversion Date, the right to receive the securities of the Company to which such holder would have been entitled if such holder had converted this Note immediately prior to such record date (all subject to further adjustment as provided in this Note).

                  4.2 Adjustment for Dividends and Distributions. In the event that the Company shall make or issue, or shall fix a record date for the determination of eligible holders of securities entitled to receive, a dividend or other distribution payable with respect to the Conversion Stock (or any shares of stock or other securities at the time issuable upon conversion of this
Note) that is payable in (a) securities of the Company other than capital stock or (b) any other assets, then, and in each such case, the Noteholder, upon conversion of this Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Conversion Stock (or such other stock or securities) issuable upon such conversion prior to such date, the securities or such other assets of the Company to which such holder would have been entitled upon such date if such holder had converted this Note immediately prior thereto (all subject to further adjustment as provided in this Note).

                  4.3 Adjustment for Reorganization, Consolidation, Merger. In the event of any reorganization not considered a Change of Control Transaction of the Company (or any other corporation the stock or other securities of which are at the time receivable upon the conversion of this Note) after the date of this Note, or in the event, after such date, the Company (or any such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation where such transaction is not considered a Change of Control Transaction, then, and in each such case, the Noteholder, upon the conversion of this Note (as provided in
Section 2) at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which such Noteholder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if such holder had converted this Note immediately prior thereto, all subject to further adjustment as provided in this Section 4, and the successor or purchasing corporation in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to the Noteholder a supplement hereto acknowledging such corporation's obligations under this Note. In each such case, the terms of the Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such reorganization, consolidation, merger or conveyance.

                  4.4  Conversion  of  Stock.  In  the  event  that  all  of the authorized Conversion Stock of the Company is converted, pursuant to the Company's Articles of Incorporation, into other capital stock or securities or property, or the Conversion Stock otherwise ceases to exist, then the Noteholder, upon conversion of this Note at any time after the date on which the Conversion Stock is so converted or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Conversion Stock that would have been issuable upon such conversion immediately prior to the Termination Date (the "Former Number of Shares of Conversion Stock"), the stock and other securities and property to which such Noteholder would have been entitled to receive upon the Termination Date if such holder had converted this Note with respect to the Former Number of Shares of Conversion Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Note).

                  4.5 Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the number of shares of Conversion Stock or other securities issuable upon conversion of this Note, by first class mail, postage prepaid, to the registered holder of this Note at the holder's address as shown on the Company's books. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

                  4.6 No Change Necessary. The form of this Note need not be changed because of any adjustment in the number of shares of Conversion Stock issuable upon its conversion.

                  4.7 Reservation of Stock. The Company has taken all necessary corporate action and obtained all necessary government consents and approvals to authorize the issuance of this Note and, prior to the conversion hereof, the shares of Conversion Stock issuable upon conversion of this Note. If at any time the number of authorized but unissued Common Shares or other securities shall not be sufficient to effect the conversion of this Note, then the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Common Shares or other securities to such number of shares of Common Shares or other securities as shall be sufficient for such purpose.

         5. Fully Paid Shares. All shares of Conversion Stock issued upon the conversion of this Note shall be validly issued, fully paid and non-assessable.

         6. No Rights or Liabilities as Shareholder. This Note does not by itself entitle the Noteholder to any voting rights or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the holder, shall cause such holder to be a shareholder of the Company for any purpose.

         7. Corporate Action; No Impairment. The Company will not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, repurchase of securities, sale of assets or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Noteholder under this Note against wrongful impairment. The Company shall not amend its Articles of Incorporation or issue any capital stock or options to purchase any capital stock of the Company without the prior written consent of the Noteholder. Notwithstanding the foregoing, the Company may issue stock and grant stock options pursuant to the Company's stock option plan and fulfill its obligations under any debt agreements, warrants, and convertible instruments.

         8. Default. Ten (10) days after written notice from Noteholder to Company for monetary defaults and thirty (30) days after written notice from Noteholder to Company for non-monetary defaults, if such defaults are not cured within such ten (10) day or thirty day (30) periods, respectively, each of the following shall constitute an event of default ("Event of Default") under this
Agreement:

                  a. Default in Payment. If Company fails to make any payment due and payable under the terms of the Security Agreement, this Agreement or the Loan Agreement.

                  b.   Representations   and   Warranties.   If   any   of   the
         representations and warranties made by Company shall be false or misleading in any material respect when made.

                  c. Covenants. If Company shall be in material default under any of the material terms, covenants, conditions, or obligations under any Loan Document or any other agreement with the Lender.

                  d. Dissolution. If Company is dissolved or terminated.

                  e. Receiver. If a receiver, trustee, or custodian is appointed for any part of the Collateral, or any part of the Collateral is assigned for the benefit of creditors.

                  f. Impairment to Lien. If at any time any Loan Document creating a lien on any of the Collateral may be impaired by any material lien, encumbrance or other defect granted or created after the date of this Note.

                  g. Bankruptcy. If a petition in bankruptcy is filed against Company, and such petition is not dismissed within ninety (90) days of filing, a petition in bankruptcy is filed by Company or a receiver, trustee or custodian of any part of the Collateral is appointed; or if Company files a petition for reorganization under any of the provisions of the Bankruptcy Act or any law, State or Federal, or makes an assignment for the benefit of creditors or is adjudged insolvent by any State or Federal Court of competent jurisdiction.

                  h. Judgment or Attachment. If a final judgment is entered against Company or any attachment be made for an amount in excess of $100,000.00 and such judgment or attachment is not paid or otherwise fully satisfied within thirty (30) days of the date it is entered.

         In the event of a default under this Section 8, Noteholder shall, in addition to any other remedies allowed by law, be entitled to accelerate all unpaid principal and interest under this Note.

         9. Security Agreement. This Note is secured by a security interest in certain collateral, which security interest was granted by the Company to the original holder of the Note pursuant to the terms of a certain security agreement dated as of even date herewith, (the "Security Agreement"), among the original holder of the Note and the Company, and is incorporated herein by this reference.

         10. Revolving Line of Credit. This Note evidences a revolving line of credit. Advances under this Note may be requested orally by any Company officer or other authorized person. Noteholder may, but need not, require that all oral requests be confirmed in writing. Upon the Company's request for an advance, Noteholder shall deliver such requested amount. The Company agrees to be liable for all sums advanced in accordance with the instructions of its officers or authorized persons. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note, or by a Schedule attached to this Note. Notwithstanding anything to the contrary contained in this Note, in no event shall the total amount of principal outstanding under this Note exceed $1,000,000 at any given time. Notwithstanding anything to the contrary contained in this Note, Noteholder has no obligation to make advances under this Note if the Company is in default under the Security Agreement, the Loan Agreement, or this Note.

         11. Waiver and Amendment. ANY PROVISION OF THIS NOTE MAY BE AMENDED, WAIVED, MODIFIED, DISCHARGED OR TERMINATED SOLELY UPON THE WRITTEN CONSENT OF BOTH THE COMPANY AND THE NOTEHOLDER.

         12. Assignment; Binding upon Successors and Assigns. The Company may not assign any of its obligations hereunder without the prior written consent of Noteholder. The terms and conditions of this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

         13. Waiver of Notice; Attorneys' Fees. The Company and all endorsers of this Note hereby waive notice, demand, notice of nonpayment, presentment, protest and notice of dishonor. If any action at law or in equity is necessary to enforce this Note or to collect payment under this Note, the Noteholder shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled. Noteholder will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

         14. Construction of Note. The terms of this Note have been negotiated by the Company, the original holder of this Note and their respective attorneys and the language hereof will not be construed for or against either Company or Noteholder. Unless otherwise explicitly set forth, a reference to a Section will mean a Section in this Note. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Note which will be considered as a whole.

         15. Notices. Any notice or other communication required or permitted to be given under this Note shall be in writing, shall be delivered by hand or overnight courier service, by certified mail, postage prepaid, or by facsimile, and will be deemed given upon delivery, if delivered personally, one business day after deposit with a national courier service for overnight delivery, or one business day after transmission by facsimile with confirmation of receipt, and three days after deposit in the mails, if mailed, to the following addresses:

                  (i)  If to the Noteholder:

                           The Canopy Group
                           333 South 520 West,
                           Suite 300
                           Lindon, Utah 84042

                  (ii)  If to Company:

                           Ebiz Enterprises, Inc.
                           15695 North 83rd Way
                           Scottsdale, Arizona 85260
                           Attention:  Chief Executive Officer

or to such other address as may have been furnished to the other party in writing pursuant to this Section 15, except that notices of change of address shall only be effective upon receipt.

         16. Governing Law. This Note shall be governed by and construed under the internal laws of the United States and the State of Utah as applied to agreements among Utah residents entered into and to be performed entirely within Utah, without reference to principles of conflict of laws or choice of laws.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first above written.

                                          EBIZ ENTERPRISES, INC.



                                     By:  ______________________________
                                          David Shaw, Chief Executive Officer